Exhibit 10.1

November 7, 2012

James B. Jenkins

Westway Group, Inc.

365 Canal Street, Suite 2900

New Orleans, Louisiana 70130

Re: Amendment to Retention Agreement

Dear Jim:

Reference is hereby made to the letter agreement dated April 6, 2012 between Westway Group, Inc. (the “Company”) and you (the “Retention Agreement”). This letter will evidence the agreement between you and the Company to amend the Retention Agreement in the following respects, as approved by the Compensation Committee and the Board of Directors of the Company on November 6, 2012.

The last sentence of the first paragraph of the Retention Agreement is hereby deleted and replaced with the following:

In the event that a Change in Control has not occurred by December 31, 2012, your right to receive the Retention Bonus (as defined below) shall terminate.

The last sentence of the third paragraph of the Retention Agreement is hereby deleted and replaced with the following:

Notwithstanding the foregoing sentence, if, and only if, a Change in Control does not occur by December 31, 2012, this waiver shall terminate and have no further effect.

The first sentence of the seventh paragraph of the Retention Agreement is hereby deleted and replaced with the following:

This Agreement between you and the Company, as amended from time to time, constitutes the entire agreement between the parties with respect to the subject matter described in this Agreement and supersedes all prior agreements, understandings and arrangements, both oral and written, between the parties with respect to such subject matter (provided that, if a Change in Control does not occur by December 31, 2012, the waiver set forth in the third paragraph hereof shall cease to be effective and you shall once again be entitled to receipt of severance benefits from the Company upon your termination of employment on the terms and conditions in effect immediately prior to the date of this Agreement, including any such severance benefits to which you may be entitled under the Company’s Severance Pay Plan).

In all other respects, the Retention Agreement shall remain unmodified and in full force and effect. Please indicate your agreement by executing a copy of this letter agreement in the space provided below and returning the executed copy to the Company.

Very truly yours,

Westway Group, Inc.

By:	/s/ Francis P. Jenkins, Jr.
Name:	Francis P. Jenkins, Jr.
Title:	Chairman

AGREED AND ACCEPTED

/s/ James B. Jenkins
James B. Jenkins